Exhibit 99.1

HERBORIUM, INC.

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005

HERBORIUM, INC.

TABLE OF CONTENTS

YEARS ENDED NOVEMBER 30, 2005 AND 2004

Page

Independent Auditors’ Report	1

Consolidated Balance Sheets	2

Consolidated Statements of Operations and Accumulated Deficit	3

Consolidated Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5-10

INDEPENDENT AUDITORS’ REPORT

Stockholders
Herborium, Inc.
Teaneck, NJ

We have audited the accompanying consolidated balance sheets of Herborium, Inc. as of November 30, 2005 and 2004, and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Herborium, Inc. as of November 30, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

New York, NY
February 16, 2006

HERBORIUM, INC.

CONSOLIDATED BALANCE SHEETS

	November 30,
	2005	2004
ASSETS
Current assets:
Cash	$182	$-
Accounts receivable	23,266	964
Inventory	56,740	68,550
Prepaid expenses and other current assets	2,528	2,305
Total current assets	82,716	71,819

Property and equipment, net of accumulated depreciation of $16,039; $17,060-2004	8,459	9,174
Other assets	20,553	20,662

	$111,728	$101,655
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accounts payable and accrued expenses	$36,852	$56,006
Credit cards payable	121,330	60,094
Lines of credit payable	181,425	175,148
Current portion of long-term debt	2,640	3,721
Due to stockholders	149,443	102,585
Total current liabilities	491,690	397,554

Long-term debt, net of current portion	3,228	4,548
	494,918	402,102

Stockholders’ deficiency:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000 shares authorized, 300 shares issued and outstanding	20,000	20,000
Common stock subscribed; no shares issued and outstanding	188,500	166,000
Additional paid-in capital	180,000	180,000
Accumulated deficit	(771,690)	(666,447)
	(383,190)	(300,447)

	$111,728	$101,655

The accompanying notes are an integral part of the consolidated financial statements.

HERBORIUM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
AND ACCUMULATED DEFICIT

	Years ended
	November 30,
	2005	2004

Net sales	$866,773	$762,371

Cost of sales	373,030	329,212

Gross profit	493,743	433,159

Operating expenses	554,104	591,187

Loss from operations	(60,361)	(158,028)

Interest expense	(41,687)	(22,884)

Loss before provision for income taxes	(102,048)	(180,912)

Provision for income taxes	3,195	110,800

Net loss	(105,243)	(291,712)

Accumulated deficit, beginning of year	(666,447)	(374,735)

Accumulated deficit, end of year	$(771,690)	$(666,447)

The accompanying notes are an integral part of the consolidated financial statements.

HERBORIUM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended November 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(105,243)	$(291,712)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock subscribed in exchange for services	7,500	15,000
Depreciation	3,613	6,746
Amortization	1,872	1,597
Loss on disposal of equipment	2,576	-
Deferred tax asset	-	108,466
Changes in assets (increase) decrease:
Accounts receivable	(22,302)	2,689
Inventory	11,810	(32,850)
Prepaid expenses and other assets	(223)	587
Changes in liabilities increase (decrease):
Accounts payable and accrued expenses	(19,154)	55,506
Net cash used by operating activities	(119,551)	(133,971)

Cash flows used by investing activities:
Acquisition of property, plant and equipment	(5,474)	(6,684)
Purchase of amortizable assets	(1,763)	(5,316)
Net cash used by investing activities	(7,237)	(12,000)

Cash flows from financing activities:
Proceeds from common stock subscribed	15,000	15,000
Proceeds from lines of credit	6,277	60,990
Proceeds (repayments) of long-term debt	(2,401)	1,812
Due to stockholders	46,858	12,056
Credit card payable	61,236	40,023
Net cash provided by financing activities	126,970	129,881

Net increase (decrease) in cash	182	(16,090)
Cash, beginning of year	-	16,090

Cash, end of year	$182	$-

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$1,766	$1,850
Interest	41,944	22,439

Supplemental disclosure on noncash financing activities:
Stock subscriptions issued in exchange for services rendered	$7,500	$15,000

The accompanying notes are an integral part of the consolidated financial statements.

HERBORIUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 AND 2004

1.	Organization and nature of business:

Herborium, Inc., (the “Company”) was incorporated in the State of Delaware on June 4, 2002, and is the surviving entity following a merger of G.O. International, Inc. (“G.O.”), a New Jersey corporation, with and into the Company effective June 6, 2002. Prior to this merger, G.O. offered proprietary, natural and complementary healthcare solutions to consumers and healthcare professionals seeking alternative answers to disease treatment, management, and prevention. The Company’s business model is based on owning, or exclusively licensing, and marketing a portfolio of clinically validated proprietary products, the innovative use of information technology and a proactive approach to meeting the changes and challenges of the new healthcare marketplace. Its products are bio-herbaceutical medicines (botanical therapeutics) that have a record of clinical efficacy and safety but are not recognized as ethical pharmaceuticals by the Federal Drug Administration (“FDA”). Historically, substantially all of the Company’s revenue has been derived from the sale of AcnEase through its corporate website.

On November 11, 2005, the Company entered into a Letter of Intent (“LOI”) to merge with Pacific Magtron International Corporation, Inc. (“PMIC”), a publicly traded Nevada Corporation, that on May 11, 2005 filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code. Under the provisions of the LOI, the stockholders of Herborium will exchange 100% of their common stock of Herborium for an 85% post-Merger interest in PMIC immediately following the Merger, with the Company being the surviving entity. The Merger will be affected contemporaneously with the Bankruptcy Court confirming a Plan of Reorganization for PMIC. The Merger is an integral component of the Plan of Reorganization. Although PMIC will be deemed the legal acquirer, Herborium will be deemed the accounting acquirer since generally accepted accounting principles require that the entity whose stockholders retain a majority interest in a combination be treated as the acquirer under purchase accounting rules. Immediately following the Merger, it is expected that PMIC will change its name to Herborium Group, Inc.

HERBORIUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 AND 2004

2.	Significant accounting policies:

a.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Herborium.com, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

b.	Cash and cash equivalents:

The Company maintains its cash accounts in two commercial banks. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000 at each bank.

c.	Inventory:

Inventory, consisting of herbaceuticals, is valued on the first-in, first-out method. The valuation of inventory requires an estimate of net realizable value. Inventory is written down for obsolescence, or to the lower of cost or market.

d.	Shipping and handling costs:

Shipping and handling costs associated with outbound freight which approximated $53,000 and $48,000 for the years ended November 30, 2005 and 2004, respectively, were charged to cost of sales.

e.	Property and equipment:

Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets ranging from five to seven years.

Maintenance and repairs are charged to expense at the time property and equipment are retired or otherwise disposed of, the applicable cost and accumulated depreciation are removed from the accounts and any gain or loss is credited or charged directly to income.

HERBORIUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 AND 2004

2.	Significant accounting policies: (Continued)

f.	Advertising:

It is the Company’s policy to expense advertising costs as they are incurred. Advertising expenses for the years ended November 30, 2005 and 2004 were approximately $192,000 and $240,000, respectively.

g.	Estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

h.	Income taxes:

Income tax expense includes current and deferred federal and state taxes arising from temporary differences between income for financial reporting and income tax purposes, as well as from the expected realization of net operating loss carryforwards. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

i.	Revenues:

The Company recognizes revenue when inventory is shipped to its customers.

3.	Property, plant and equipment:

Property, plant and equipment consist of the following:

	2005	2004

Machinery and equipment	$24,498	$26,234
Less: accumulated depreciation	(16,039)	(17,060)

	$8,459	$9,174

HERBORIUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 AND 2004

4.	Other assets:

Other assets consist of:

	2005	2004

Organization costs	$506	$506
Trademarks	25,217	23,454
Less: accumulated amortization	(5,170)	(3,298)

	$20,553	$20,662

5.	Due to stockholders:

Due to stockholders consist of unsecured demand loans to Herborium, Inc. with no specified terms. Repayment is expected within the next twelve months and interest is charged at prevailing rates.

6.	Acquisition agreement:

On August 13, 2004, the Company entered into an agreement with AH USA, owner of an acne product of which the Company, as licensee, is the exclusive worldwide distributor. Under such agreement with the licensor, the Company has the right as described therein to purchase all of the intellectual property rights relating to the acne product, including the formulation thereof.

7.	Major supplier:

Herborium, Inc. purchased approximately 90% of its inventory from AH USA, its major supplier for the years ended November 30, 2005 and 2004. The Company has entered into an agreement with AH USA regarding the acquisition of the intellectual property rights to the product (note 6).

HERBORIUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 AND 2004

8.	Lines of credit:

The Company has entered into four revolving line of credit agreements with commercial banks. The credit agreements provide for aggregate borrowings of up to $187,500 and are payable on demand. Borrowings under these facilities bear interest at rates ranging from prime plus 1.25% to 14%.

9.	Stockholders’ deficiency:

a.	Stock issued in merger:

In June 2002, the Company issued 300 shares of common stock to the former stockholders of G.O. pursuant to the terms of the merger transaction. As part of the merger agreement, all the assets and liabilities of G.O. were assumed by the Company as the accounting acquirer.

b.	Proceeds from subscription agreements:

As of November 30, 2005 and 2004, the Company has received $125,500 and $110,500, respectively, from investors pursuant to subscription agreements entered into in fiscal 2001 through 2005 in connection with the Company’s contemplated private placement of equity securities. Under the terms of the subscription agreements, the type of equity security to be issued to the investors will be determined through negotiation with the principal investors in the private placement, and the price to be paid by the investors will be the same as the principal investors in the financing. The number of shares to be received by each investor will be a function of the amount of capital raised from, and the price per share paid by, the principal investors.

The subscription agreements do not have an expiration date; no provisions for interest payments; nor the manner of the form of the warrants in the event the private placement is to be in the form of debt.

Additionally, given that a private placement did not occur prior to certain deadlines, each investor is entitled to be granted a warrant to purchase additional shares in the equity security issued in the private placement, generally in an amount equal to the number of shares purchased under the subscription agreement at an exercise price equal to the closing price per share of the private placement.

HERBORIUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2005 AND 2004

9.	Stockholders’ deficiency: (Continued)

c.	Stock incentive awards.

Commencing in fiscal 2002, the Company awarded to certain employees, consultants and advisors restricted common stock awards as incentive compensation. The Company has no formal plan with respect thereto. Under the terms of the individual stock award agreements, the number of shares to be received by each individual will be determined based on the terms of the aforementioned contemplated private placement. The awarded shares will vest immediately upon issuance within 90 days following the closing of financing for a minimum of $1 million, and will have piggyback registration rights. For the years ended November 30, 2005 and 2004, the expense recorded for such awards amounted to $7,500 and $15,000, respectively. The aggregate amount of all of these awards was $63,000 and $55,500, respectively, as of November 30, 2005 and 2004, respectively.

10.	Income taxes:

The Company has tax net operating loss carryforwards at November 30, 2005 of approximately $600,000 expiring through 2024. Due to the pending merger (note 1) the amount of carryforwards available to offset future taxable income is subject to limitation. The recorded deferred tax asset, representing the expected benefit from the future realization of net operating losses, net of a 100% valuation allowance, was $-0-.

Income tax expense consists of the following:

	2005	2004

Federal tax expense	$-	$-
State tax expense	3,195	2,334
	3,195	2,334

Deferred tax expense	-	108,466

	$3,195	$110,800

INDEPENDENT AUDITORS’ REPORT ON SUPPLEMENTARY INFORMATION

Stockholders
Herborium, Inc.
Teaneck, NJ

Our report on our audits of the basic consolidated financial statements of Herborium, Inc. for the years November 30, 2005 and 2004 appears on page 1. These audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information shown on page 12 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. The supplementary information has not been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, accordingly, we express no opinion on it.

New York, NY
February 16, 2006

HERBORIUM, INC.

SCHEDULES OF OPERATING EXPENSES
	Years ended
	November 30,
	2005	2004

Bank and credit card fees	$36,251	$45,279
Commissions	66,135	21,230
Contract services	46,796	37,998
Depreciation and amortization	5,485	8,343
Office expense	34,832	26,239
Marketing and promotion	191,556	240,343
Payroll expense	39,081	20,730
Product development	9,374	67,150
Telephone	9,192	14,576
Travel and entertainment	54,306	52,365
Web-site expenses	57,526	55,051
Miscellaneous	3,570	1,883

	$554,104	$591,187

See independent auditors’ report on supplementary information.